UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2019

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2019, Michael A. Heim, age 70, a member of the Board of Directors (the “Board”) of Targa Resources GP LLC (the “General Partner” or “Targa”), the general partner of Targa Resources Partners LP (the “Partnership”) and Vice Chairman of the Board informed the General Partner of his intention to retire as a director of the General Partner, effective April 30, 2019. Mr. Heim has served as a director of the General Partner since November 12, 2015. There are no disagreements between Mr. Heim and the General Partner on any matter relating to the Partnership’s operations, policies or practices.

In connection with Mr. Heim’s retirement, the Board size will be reduced from 11 to 10 directors.

Mr. Heim has been instrumental in shaping the operations, engineering, commercial and ES&H functions at Targa since the Partnership’s formation. Mr. Heim has served as Vice Chairman of the Board since November 12, 2015. He has also served as a director of Targa Resources Corp. (the “Company”) since March 1, 2016 and Vice Chairman of the Board of the Company since March 11, 2016. Mr. Heim previously served as President and Chief Operating Officer of the Company and the General Partner between January 1, 2012 and November 12, 2015. Mr. Heim previously served as Executive Vice President and Chief Operating Officer of the Company between the date of its formation on October 27, 2005 and December 2011 and of the General Partner between October 2006 and December 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2019

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

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